Exhibit 10.1
AMENDMENT TO THE INSULET CORPORATION
2007 STOCK OPTION AND INCENTIVE PLAN
     Pursuant to the powers reserved to it in Section 18 of the Insulet Corporation 2007 Stock Option and Incentive Plan (the “Plan”), the Board of Directors of Insulet Corporation hereby amends the Plan, subject to stockholder approval, effective as of March 12, 2008, as follows:
     1. Section 3(a)(i) of the Plan is amended by deleting such Section in its entirety and replacing it with the following:
“General. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,135,000 shares, plus, for a period of five years, on each January 1, beginning in 2008 and ending in 2012, an additional number of shares equal to the lesser of (A) 3% of the outstanding number of shares of Stock on the immediately preceding December 31 and (B) 725,000 shares of Stock, subject in all cases to adjustment as provided in Section 3(b); provided that the number of shares that may be issued in the form of Incentive Stock Options shall not exceed 1,135,000 shares, plus on each January 1, beginning in 2008 and ending in 2012, an additional number of shares equal to the lesser of (A) 3% of the outstanding number of shares of Stock on the immediately preceding December 31 and (B) 725,000 shares of Stock, subject in all cases to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,145,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.”
DATE APPROVED BY BOARD OF DIRECTORS: March 12, 2008
DATE APPROVED BY STOCKHOLDERS: May 8, 2008